UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

Ocean Capital LLC
William Heath Hawk

José R. Izquierdo II

Roxana Cruz-Rivera

Brent D. Rosenthal

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 30, 2021, W. Heath Hawk, Managing Member of Ocean Capital LLC, emailed the following note to Liana Loyola, Secretary of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (the “Fund”), and two other persons affiliated with the Fund.

“[●] -

I want to get in touch given the lack of quorum at the annual shareholder meetings for Fund IV and Fund V. While Ocean Capital has nominated director candidates for both funds, I remain completely open to exploring consensual resolutions. Ocean Capital could likely get comfortable with settlements that entail mutually agreed upon reconstitutions of the funds’ boards.

It seems that the funds are currently spending a significant amount of shareholders’ capital on high-priced advisors in order to fight boardroom change. Based on my understanding, these advisors could cost hundreds of thousands – or millions – of dollars over time. I’d much prefer to avoid this waste and work towards a compromise that benefits the funds’ long-suffering shareholders.

Please let me know if you see an opportunity to set up a principal-to-principal conversation.

Thanks,

Heath”

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

To the Shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc.:

Ocean Capital, William Heath Hawk, José R. Izquierdo II, Roxana Cruz-Rivera and Brent D. Rosenthal (all of the foregoing, the “Fund V Participants”) have filed with the SEC a definitive proxy statement and accompanying form of BLUE proxy card to be used in connection with the solicitation of proxies from the shareholders of Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (“Fund V”). All shareholders of Fund V are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Fund V Participants, as they contain important information, including additional information relating to the Fund V Participants. The definitive proxy statement and an accompanying BLUE proxy card will be furnished to some or all of Fund V’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov.

Information about the Fund V Participants and a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement filed by the Fund V Participants with the SEC on July 28, 2021. This document is available free of charge from the source indicated above.